As filed with the Securities and Exchange Commission on December 28, 2012

Registration No. 033-63005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1518564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

112 West Market Street

Orrville, Ohio 44667

(330) 682-1010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark R. Witmer

President and Chief Executive Officer

112 West Market Street

Orrville, Ohio 44667

(330) 682-1010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John J. Jenkins

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, Ohio 44114

(216) 622-8200

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, Registration No. 033-63005, filed by National Bancshares Corporation (the “Registrant”) on September 28, 1995 (the “Registration Statement”) registering 100,000 common shares of the Registrant to be issued in connection with the National Bancshares Corporation Dividend Reinvestment Plan.

The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orrville, State of Ohio, on this 28th day of December, 2012.

NATIONAL BANCSHARES CORPORATION

By:	/s/ Mark R. Witmer
Mark R. Witmer President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant in the capacities indicated on this 28th day of December, 2012.

Signature	Title

/s/ Mark R. Witmer Mark R. Witmer	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ James R. VanSickle James R. VanSickle	Vice President & Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ John Cook John Cook, CPA, Ph. D.	Director

/s/ Bobbi E. Douglas Bobbi E. Douglas	Director

/s/ John W. Kropf John W. Kropf	Director

/s/ John L. Muhlbach, Jr. John L. Muhlbach, Jr.	Director

/s/ Victor B. Schantz Victor B. Schantz	Director

/s/ Stephen W. Schmid Stephen W. Schmid	Director

/s/ James R. Smail James R. Smail	Director

/s/ Howard J. Wenger Howard J. Wenger	Director

/s/ Albert W. Yeagley Albert W. Yeagley	Director